                                                                EXHIBIT 99.16(b)

                       AMERICAN CENTURY MUTUAL FUNDS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
               AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                       AMERICAN CENTURY GROWTH FUNDS, INC.

                                  ("THE FUNDS")

     I, Ward D. Stauffer,  Secretary of the  above-referenced  corporations,  do hereby certify that the following is a true copy of certain  resolutions adopted by the Board of Directors of the above-referenced  corporations on September 12,
2006, and that such  resolutions have not been rescinded or modified and are not inconsistent  with the  Certificate  of  Incorporation,  Declaration of Trust or
Bylaws of the corporations.

          WHEREAS,  Pursuant  to a  duly-executed  Power  of  Attorney,  certain
     officers  of  the  Funds  have  appointed  David  C.  Tucker,   Charles  A.
     Etherington,  David H. Reinmiller,  Janet A. Nash, Brian L. Brogan, Otis H.
     Cowan, Ryan L. Blaine,  Christine J. Crossley,  Kathleen Gunja Nelson,  and
     Daniel  K.  Richardson   each  of  them  singly,   their  true  and  lawful
     attorneys-in-fact,  with full power of substitution, and with full power to each,  for the purpose of signing on their behalf  registration  statements and other documents of the Funds for the purpose of complying with all laws relating to the sale of  securities  of the Funds and to do all such things in their names and behalf in connection therewith.

          Such  attorneys-in-fact  may,  from  time  to  time,  sign  documents, including  registration  statements  and amendments  thereto,  on behalf of officers who have appointed them.

          RESOLVED,  that the board hereby authorizes such  attorneys-in-fact to sign the  documents of the Funds,  including  registration  statements  and amendments  thereto,  pursuant to the Powers of Attorney so executed by the officers of the Funds.

          IN  WITNESS  WHEREOF,  I have  hereunto  set my hand  this 12th day of
     September, 2006.

                                       /s/ Ward D. Stauffer
                                       -----------------------------------
                                       Ward D. Stauffer
                                       Secretary